Funko Reports Second Quarter 2022 Net Sales of $315.7 million, Up 33.7%

Record Second Quarter Net Sales Driven by Broad-Based Strength Across Brands, Channels, and Geographies

EVERETT, Wash. August 4, 2022-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Summary
•Net sales increased 33.7% y/y to $315.7 million
•Net income declined 24.6% y/y to $15.8 million
•Net income margin1 contracted 390 basis points y/y to 5.0%
•Adjusted EBITDA2 declined 22.7% y/y to $31.8 million
•Adjusted EBITDA margin2 contracted 730 basis points y/y to 10.1%
•Cash flow used in operations of $30.1 million for the six months ended June 30, 2022

Second Quarter 2022 and Recent Operating Highlights
•Broad-based net sales growth in all geographies and brand categories
•Record net sales quarter for Loungefly ($70.0 million, +114% y/y)
•Direct-to-consumer sales grew 26% y/y on continued growth in e-commerce and physical store operating metrics
•Continued to set the bar for accessible and fun entry into NFT collecting with frequent Digital Pop! NFT drops, including our largest-to-date, DC comics
•Acquired high-end collectible company Mondo, bringing iconic vinyl records, posters, and other collectibles to Funko’s pop culture platform

“We are thrilled to report record second quarter net sales to cap off the strongest first half net sales in Funko’s history. All of our reported brand categories grew double digits, indicating robust demand across the brand portfolio,” said Andrew Perlmutter, Chief Executive Officer. “As we enter the second half of the year, our focus remains on executing against our four growth pillars, continued innovation in core collectibles, revenue diversification, international expansion and further development of our direct-to-consumer channel.”

Second Quarter 2022 Financial Results

The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended June 30,		Period Over Period Change
Net sales by brand category:	2022	2021	Dollar	Percentage
Core Collectible Brands	$233,045	$192,069	$40,976	21.3%
Loungefly Brand	69,966	32,652	37,314	114.3%
Other Brands	12,705	11,389	1,316	11.6%
Total net sales	$315,716	$236,110	$79,606	33.7%

	Three Months Ended June 30,		Period Over Period Change
	2022	2021	Dollar	Percentage
Net sales by geography:
United States	$231,196	$163,183	$68,013	41.7%
Europe	63,392	52,045	11,347	21.8%
Other International	21,128	20,882	246	1.2%
Total net sales	$315,716	$236,110	$79,606	33.7%

Gross margin1 in the second quarter of 2022 decreased 640 basis points to 32.7% compared to 39.1% in the second quarter of 2021, reflecting higher freight costs due to supply chain disruption.

SG&A expenses increased 50.7% to $82.7 million or 26.2% of net sales in the second quarter of 2022, compared to $54.9 million, or 23.2% of net sales in the second quarter of 2021, reflecting higher costs in the second quarter related to the relocation and consolidation of our distribution centers, ERP implementation-related expenses, as well as constrained spending in the second quarter of 2021 due to pandemic disruption.

Net income in the second quarter of 2022 was $15.8 million and net income margin1 was 5.0%, compared to net income of $20.9 million and net income margin1 of 8.9% in the second quarter of 2021. Adjusted Net Income (non-GAAP) was $14.0 million in the second quarter of 2022 versus Adjusted Net Income of $21.7 million in the second quarter of 2021. Adjusted EBITDA2 in the second quarter of 2022 was $31.8 million and Adjusted EBITDA margin2 was 10.1%, compared to $41.1 million and 17.4%, respectively, in the second quarter of 2021. A reconciliation of these non-GAAP measures to GAAP is provided below.

Balance Sheet Highlights
Total liquidity3 as of June 30, 2022 totaled $86.2 million, a decrease of 49.4% compared to June 30, 2021, reflecting normal quarterly variability in cash flows, higher working capital requirements due to supply chain disruptions, and the acquisition of Mondo. Total liquidity was comprised of cash and cash equivalents of $56.2 million and total revolver availability of $30.0 million.

As of June 30, 2022, total debt was $234.5 million, an increase of 32.2% compared to a year ago. Total debt includes the amount outstanding under the Company's term loan facility, net of unamortized discounts.

Inventories at the end of the second quarter of 2022 totaled $234.0 million, up 170.9% compared to a year ago, reflecting receipt of delayed inventory as pandemic-related supply chain disruptions began to improve toward the end of the quarter.

Outlook
Based on the current demand environment and assuming the Company doesn't experience a deepening of supply chain congestion, the Company expects the following full year 2022 financial results:
•Net sales of $1.30 to $1.35 billion (+26% to +31% y/y);
•Adjusted EBITDA margin2 of approximately 14.6% at the midpoint of our revenue range;
•Adjusted Net Income2 of $101.8 million to $107.3 million, based on a blended tax rate of 25%; and
•Adjusted Earnings per Diluted Share2 of $1.88 to $1.99, based on estimated adjusted average diluted shares outstanding of 54.1 million for the full year.

1Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.
2Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For a reconciliation of historical Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA margin outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2022 the Company expects equity-based compensation of approximately $13.6 million, depreciation and amortization of approximately $48.5 million, interest expense of approximately $6.2 million, severance and restructuring expenses of approximately $10 million and foreign currency transaction loss of $0.8 million, each of which is a reconciling item to Net Income. See "Non-GAAP Financial Measures" for more information.
3Total liquidity is calculated as cash and cash equivalents plus availability under the Company's $100 million revolving credit facility.

Conference Call and Webcast
The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, August 4, 2022, to further discuss its second quarter results and business outlook. A live webcast and replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, including macroeconomic trends, our potential for growth, and our strategic growth priorities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the impact of COVID-19 on our business, financial results and financial condition; our ability to execute our business strategy; our ability to maintain and realize the full value of our license agreements; potential negative impacts of global and regional economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to manage our inventories; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with our international operations, including the impact of freight rates; changes in effective tax rates or tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2022 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:
investorrelations@funko.com

Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net sales	$315,716	$236,110	$624,059	$425,287
Cost of sales (exclusive of depreciation and amortization shown separately below)	212,597	143,756	412,246	254,609
Selling, general, and administrative expenses	82,693	54,875	161,113	106,142
Depreciation and amortization	11,483	10,188	21,954	20,450
Total operating expenses	306,773	208,819	595,313	381,201
Income from operations	8,943	27,291	28,746	44,086
Interest expense, net	1,667	1,973	2,877	4,210
Other expense (income), net	435	(208)	832	971
Income before income taxes	6,841	25,526	25,037	38,905
Income tax (benefit) expense	(8,952)	4,582	(5,274)	6,875
Net income	15,793	20,944	30,311	32,030
Less: net income attributable to non-controlling interests	1,121	7,131	5,757	11,703
Net income attributable to Funko, Inc.	$14,672	$13,813	$24,554	$20,327
Earnings per share of Class A common stock:
Basic	$0.34	$0.36	$0.58	$0.55
Diluted	$0.28	$0.34	$0.53	$0.52
Weighted average shares of Class A common stock outstanding:
Basic	43,741	37,881	42,042	37,047
Diluted	53,824	40,555	53,976	39,207

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2022 (unaudited)	December 31, 2021
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$56,191	$83,557
Accounts receivable, net	195,644	187,688
Inventory	233,974	166,428
Prepaid expenses and other current assets	37,909	14,925
Total current assets	523,718	452,598
Property and equipment, net	94,742	58,828
Operating lease right-of-use assets	71,358	53,466
Goodwill	132,464	126,651
Intangible assets, net	184,089	189,619
Deferred tax asset	116,542	74,412
Other assets	15,767	11,929
Total assets	$1,138,680	$967,503
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$70,000	$—
Current portion of long-term debt, net of unamortized discount	17,427	17,395
Current portion of operating lease liabilities	17,398	14,959
Accounts payable	114,218	57,238
Income taxes payable	417	15,994
Accrued royalties	49,997	58,158
Accrued expenses and other current liabilities	113,920	121,267
Total current liabilities	383,377	285,011
Long-term debt, net of unamortized discount	147,094	155,818
Operating lease liabilities, net of current portion	83,230	50,459
Deferred tax liability	582	648
Liabilities under tax receivable agreement, net of current portion	100,875	75,523
Other long-term liabilities	3,559	3,486
Commitments and Contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 46,832 and 40,088 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	5	4
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 3,293 and 10,691 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	1
Additional paid-in-capital	304,258	252,505
Accumulated other comprehensive (loss) income	(2,575)	1,078
Retained earnings	92,604	68,050
Total stockholders’ equity attributable to Funko, Inc.	394,292	321,638
Non-controlling interests	25,671	74,920
Total stockholders’ equity	419,963	396,558
Total liabilities and stockholders’ equity	$1,138,680	$967,503

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2022	2021
	(In thousands)
Operating Activities
Net income	$30,311	$32,030
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and other	21,586	19,792
Equity-based compensation	7,322	6,211
Amortization of debt issuance costs and debt discounts	433	643
Other	2,588	1,319
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(9,667)	(7,169)
Inventory	(68,921)	(26,383)
Prepaid expenses and other assets	(27,985)	2,097
Accounts payable	57,661	8,305
Income taxes payable	(15,542)	5,356
Accrued royalties	(9,776)	1,531
Accrued expenses and other liabilities	(18,149)	27,699
Net cash (used in) provided by operating activities	(30,139)	71,431

Investing Activities
Purchases of property and equipment	(33,713)	(10,128)
Acquisitions of businesses and related intangible assets, net of cash	(13,968)	(1,001)
Other	61	—
Net cash used in investing activities	(47,620)	(11,129)

Financing Activities
Borrowings on line of credit	70,000	—
Payments of long-term debt	(9,000)	(13,875)
Distributions to continuing equity owners	(10,224)	(6,913)
Payments under tax receivable agreement	—	(6)
Proceeds from exercise of equity-based options	559	3,678
Net cash provided by (used in) financing activities	51,335	(17,116)

Effect of exchange rates on cash and cash equivalents	(942)	33

Net change in cash and cash equivalents	(27,366)	43,219
Cash and cash equivalents at beginning of period	83,557	52,255
Cash and cash equivalents at end of period	$56,191	$95,474

Funko, Inc. and Subsidiaries
Non-GAAP Financial Measures
(Unaudited)

Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items, and the income tax expense effect of these adjustments. We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales. We caution investors that amounts presented in accordance with our definitions of Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.
By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net Income, Adjusted Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA margin include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, certain severance, relocation and related costs, foreign currency transaction losses and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Net income attributable to Funko, Inc.	$14,672	$13,813	$24,554	$20,327
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	1,121	7,131	5,757	11,703
Equity-based compensation (2)	3,953	3,521	7,322	6,211
Acquisition transaction costs and other expenses (3)	1,920	—	2,850	—
Certain severance, relocation and related costs (4)	5,453	56	7,133	81
Foreign currency transaction loss (5)	434	(208)	831	971
Income tax expense (6)	(13,602)	(2,642)	(16,067)	(4,667)
Adjusted net income	$13,951	$21,671	$32,380	$34,626
Adjusted net income margin (7)	4.4%	9.2%	5.2%	8.1%
Weighted-average shares of Class A common stock outstanding-basic	43,741	37,881	42,042	37,047
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	10,083	16,317	11,935	16,537
Adjusted weighted-average shares of Class A stock outstanding - diluted	53,824	54,198	53,977	53,584
Adjusted earnings per diluted share	$0.26	$0.40	$0.60	$0.65

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(amounts in thousands)
Net income	$15,793	$20,944	$30,311	$32,030
Interest expense, net	1,667	1,973	2,877	4,210
Income tax (benefit) expense	(8,952)	4,582	(5,274)	6,875
Depreciation and amortization	11,483	10,188	21,954	20,450
EBITDA	$19,991	$37,687	$49,868	$63,565
Adjustments:
Equity-based compensation (2)	3,953	3,521	7,322	6,211
Acquisition transaction costs and other expenses (3)	1,920	—	2,850	—
Certain severance, relocation and related costs (4)	5,453	56	7,133	81
Foreign currency transaction loss (5)	434	(208)	831	971
Adjusted EBITDA	$31,751	$41,056	$68,004	$70,828
Adjusted EBITDA margin (8)	10.1%	17.4%	10.9%	16.7%

(1)	Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.
(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	For the three and six months ended June 30, 2022 includes acquisition-related costs related to investment banking and due diligence fees.
(4)
For the three and six months ended June 30, 2022, includes charges related to one-time relocation costs for U.S. warehouse personnel and inventory in connection with the new opening of a warehouse and distribution facility in Buckeye, Arizona. For the three and six months ended June 30, 2021, represents severance, relocation and related costs associated with residual payment of global workforce reduction implemented in response to the COVID-19 pandemic.

(5)	Represents both unrealized and realized foreign currency gains and losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(6)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented. For the three and six months ended June 30, 2022, this also includes the $11.0 million discrete benefit from the release of a valuation allowance on the outside basis deferred tax asset.
(7)	Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.